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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  July 18, 2001


                                  DEMEGEN, INC.
             (Exact name of registrant as specified in this charter)




             Colorado                    0-25353            84-1065575
  (State or other jurisdiction         (Commission         (IRS Employer
        of incorporation)              File Number)      Identification No.)


    1051 Brinton Road, Pittsburgh, PA                          15221
(Address of Principal Executive Offices)                     (Zip Code)


       Registrant's Telephone Number, including area code: (412) 241-2150


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ITEM 5 - OTHER EVENTS

On July 18, 2001, Demegen, Inc. (the "Company") closed on a private placement of its securities to institutional and other accredited investors raising $1.23 million of which $0.141 million was in the form of prepaid services with the remainder of $1.09 million paid by the new investors. The private placement resulted in 2.46 million restricted shares of common stock and warrants to purchase an additional 2.46 million shares of the Company's common stock.

The investors were offered one unit at $0.50 per unit. Each unit consisted of one share of restricted common stock and a warrant to purchase one share of the Company's common stock for $0.75 per share. The warrant expires the earlier of May 31, 2006 or 60 days after a call by the Company. The Company may call the warrants at any time, provided that the price of the Company's common stock has been in excess of $1.50 per share for each of the twenty consecutive trading days immediately preceding the date of the call. Upon receipt of the call, warrant holders shall have sixty days to elect to exercise all or a portion of the warrants.

Pricing of the securities was determined based on several factors, including reference to market price of the Company's common stock, the holding period requirement of restricted stock, and the Company's need for additional funding for development of pharmaceutical products.

Funds raised will be utilized to fund the Company's product development efforts.


ITEM 7 - FINANCIAL STATEMENTS & EXHIBITS


(c) Exhibits


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
(4a) Subscription Agreement to Purchase Units of Demegen, Inc.

(4b) Warrant for the Purchase of Shares of Common Stock, par value $0.001 per share of Demegen, Inc.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         DEMEGEN, INC.




                                         By /s/ Richard D. Ekstrom
                                            ---------------------------------
                                            Richard D. Ekstrom
                                            Chairman and Chief Executive Officer



Date: August 2, 2001














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